UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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VIATRIS INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The following communication was sent to certain shareholders of Viatris Inc. on November 14, 2022:

Hello,

In advance of your discussion with our Executive Chairman and other Board of Directors, I thought it would be helpful that you and your other team members had a chance to read and share the road map and outlook laid out by Robert on November 7th, 2022.

We look forward to our upcoming discussion either in-person or virtually.

This update has been extremely well received by the investment community, looking forward to hearing about your comments as well.

Thanks,

Bill Szablewski

Head of Capital Markets